 Exhibit 99.1

December 14, 2018

Limbach Holdings, Inc.
1251 Waterfront Place, Suite 201
Pittsburgh, PA 15222

Ladies and Gentlemen:

I hereby resign as a director of Limbach Holdings, Inc., a Delaware corporation (the “Company”), and as a member of each committee of the Board of Directors on which I serve, effective as of the date hereof. Contemporaneously with this resignation, the Company and I are entering into that certain Agreement and Mutual Release dated of even date herewith.

Sincerely,

/s/ David S. Gellman
David S. Gellman